                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                          Seagull Energy Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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

                      [SEAGULL ENERGY CORPORATION LOGO]

                          SEAGULL ENERGY CORPORATION
                                HOUSTON, TEXAS

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD MONDAY, MAY 15, 1995

To the Shareholders:

     The 1995 Annual Meeting of Shareholders (the "Annual Meeting") of Seagull Energy Corporation (the "Company") will be held on Monday, May 15, 1995 at 10:00 a.m., local time, at the George R. Brown Convention Center, 1001 Convention Center Blvd., Houston, Texas, for the following purposes:

     1. To elect four directors to serve until the 1998 Annual Meeting of Shareholders;

     2. To approve the Seagull Energy Corporation 1995 Omnibus Stock Plan;

     3. To ratify the selection of KPMG Peat Marwick LLP as independent auditors of the Company for the fiscal year ending December 31, 1995; and

     4. To transact such other business as may properly come before such meeting or any adjournment(s) or postponement(s) thereof.

     The close of business on March 20, 1995, has been fixed as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) or postponement(s) thereof.

     You are cordially invited to attend the Annual Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE ASK THAT YOU SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. A SELF-ADDRESSED, POSTPAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                                          By Order of the Board of Directors,

                                          /s/ Sylvia Sanchez
                                          ____________________________________
                                          Sylvia Sanchez
                                            Secretary
March 31, 1995

                           SEAGULL ENERGY CORPORATION
                            1001 FANNIN, SUITE 1700
                              HOUSTON, TEXAS 77002
                                 (713) 951-4700

                        -------------------------------

                                PROXY STATEMENT

                        -------------------------------

                    SOLICITATION AND REVOCABILITY OF PROXIES

     The enclosed proxy is solicited by and on behalf of the Board of Directors (the "Board of Directors" or the "Board") of Seagull Energy Corporation (the "Company") for use at the 1995 Annual Meeting of Shareholders (the "Annual Meeting") to be held on Monday, May 15, 1995, at 10:00 a.m., local time, at the George R. Brown Convention Center, 1001 Convention Center Blvd., Houston, Texas, or at any adjournment(s) or postponement(s) thereof. The solicitation of proxies by the Board of Directors will be conducted primarily by mail. Georgeson & Company Inc. has been retained to assist the Company in the solicitation of proxies in connection with the Annual Meeting for a fee of $10,000, plus out-of-pocket expenses. In addition, officers, directors and employees of the Company may solicit proxies personally or by telephone, telegram or other forms of wire or facsimile communication. The Company will reimburse brokers, custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of common stock of the Company ("Common Stock"). The costs of the solicitation will be borne by the Company. This proxy statement and the form of proxy were first mailed to shareholders of the Company on or about March 31, 1995.

     The enclosed proxy, even though executed and returned, may be revoked at any time prior to the voting of the proxy (a) by the execution and submission of a revised proxy, (b) by written notice to the Secretary of the Company or (c) by voting in person at the Annual Meeting. In the absence of such revocation, shares represented by the proxies will be voted at the Annual Meeting.

     At the close of business on March 20, 1995, the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting, there were outstanding 36,123,702 shares of Common Stock, each share of which is entitled to one vote. Common Stock is the only class of outstanding securities of the Company entitled to notice of and to vote at the Annual Meeting.

     Seagull's annual report to shareholders for the year ended December 31, 1994, including financial statements, is being mailed herewith to all shareholders entitled to vote at the Annual Meeting. The annual report does not constitute a part of the proxy soliciting material.

                             ELECTION OF DIRECTORS

     Four directors are to be elected at the Annual Meeting. The Company's Bylaws provide for a classified Board of Directors. Thus, the Board of Directors is divided into Classes I, II and III, the terms of office of which are currently scheduled to expire, respectively, on the dates of the Company's Annual Meetings of Shareholders in 1996, 1997 and 1995. J. Evans Attwell, William R. Grant, Richard M. Morrow and Dee S. Osborne have been nominated to serve in Class III and, if elected, will serve until the Company's 1998 Annual Meeting of Shareholders and until their respective successors shall have been elected and qualified. Each of the nominees for director currently serves as a director of the Company. The remaining seven directors named below will not be required to stand for election at the Annual Meeting because their present terms expire in either 1996 or 1997. A plurality of the votes cast in person or by proxy by the holders of Common Stock is required to elect a director. Accordingly, under Texas law and the Company's Articles of Incorporation and Bylaws, abstentions and broker non-votes would have no effect on the election of directors. A broker non-vote occurs if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular item. Shareholders may not cumulate their votes in the election of directors.

     Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted FOR the election of the nominees listed below. Although the Board of Directors does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed proxy will vote for the election of such other person(s) as may be nominated by the Board of Directors.

     The following table sets forth information regarding the names, ages and principal occupations of the nominees and directors, directorships in other companies held by them and the length of continuous service as a director of the
Company:

       NOMINEES AND                                                                      DIRECTOR
        DIRECTORS                PRINCIPAL OCCUPATION AND DIRECTORSHIPS          AGE      SINCE
--------------------------  -------------------------------------------------    ---     --------
CLASS III NOMINEES
--------------------
J. Evans Attwell..........  Attorney, Vinson & Elkins L.L.P.; Director,          64        1974
                            American General Corporation and First City
                            Bancorporation of Texas, Inc.
William R. Grant..........  Chairman, Galen Associates (venture capital          70        1986
                            health care); Director, Allergan, Inc., Fluor
                            Corporation, New York Life Insurance Company,
                            SmithKline Beecham, p.l.c. and Witco Corporation
Richard M. Morrow.........  Retired Chairman of the Board and Chief Executive    69        1992
                            Officer, Amoco Corporation; Director, First
                            Chicago Corporation, The First National Bank of
                            Chicago, R.R. Donnelley and Sons Company,
                            Potlatch Corporation, Westinghouse Electric
                            Corporation and Marsh & McLennan Companies, Inc.
Dee S. Osborne............  President, Finial Investment Corporation             64        1983
                            (investments); Director, EOTT Energy Corp. (the
                            general partner of EOTT Energy Partners, L.P.);
                            and Chairman and Director, People's Choice TV of
                            Houston, Inc.
CLASS I DIRECTORS
-----------------
John W. Elias.............  Executive Vice President and Chief Operating         54        1993
                            Officer of the Company
Sam F. Segnar.............  Retired Chairman of the Board and Chief Executive    67        1986
                            Officer, Enron Corp.; Director, MAPCO, Inc.,
                            Hartmarx Corporation and Textron, Inc.; Advisory
                            Director, Gulf States Utilities Company
George M. Sullivan........  Retired Chairman of the Board, Alaska Railroad       72        1989
                            Corporation
CLASS II DIRECTORS
-------------------
Peter J. Fluor............  President and Chief Executive Officer, Texas         47        1980
                            Crude Energy, Inc. (independent oil and gas
                            company); Director, Fluor Corporation
Barry J. Galt.............  Chairman of the Board, President and Chief           61        1983
                            Executive Officer of the Company; Director,
                            Standard Insurance Company and Trinity
                            Industries, Inc.
Dean P. Guerin............  Retired Chairman, Eppler, Guerin and Turner and      73        1982
                            Berry-Barnett Food Distribution Co., Inc.;
                            Director, Lone Star Technologies and Trinity
                            Industries, Inc.
Robert W. Shower..........  Executive Vice President and Chief Financial         57        1992
                            Officer of the Company; Director, Lear Seating
                            Corporation

     Each of the nominees and directors named above has been engaged in the principal occupation set forth opposite his name for the past five years except as follows:

     Mr. Morrow served as Chairman of the Board and Chief Executive Officer of Amoco Corporation from September 1983 until his retirement in February 1991.

     Mr. Elias served for 30 years with Amoco Production Company and its parent, Amoco Corporation, in a variety of operational and management positions. Most recently, he served as Group Vice President of Worldwide Natural Gas for Amoco Production from November 1988 to January 1993. Mr. Elias was elected as Executive Vice President of the Company in March 1993 and was also appointed Chief Operating Officer as of January 1, 1995.

     Mr. Segnar served as Chairman of the Board and Chief Executive Officer of HNG/InterNorth, Inc. (now Enron Corp.) from 1984 until his retirement in early 1986. He served as Chairman of the Board of Vista Chemical, Inc. from October 1986 to October 1988 and as Chairman of the Board of Collecting Bank, National Association from April 1988 to February 1993.

     Mr. Sullivan served as legislative liaison for the Governor of Alaska during 1987 and as Chairman of the Board, Alaska Railroad Corporation from August 1988 until his retirement in January 1991.

     Mr. Guerin served as Chairman of the Board of Eppler, Guerin & Turner, Inc. (an investment banking firm) from 1951 until his retirement in December 1987. He served as Chairman of the Board of Berry-Barnett Food Distribution Co., Inc. from 1990 until 1994.

     Mr. Shower served for 22 years with The Williams Companies, most recently as Executive Vice President, Finance and Administration and a director until 1986. He served as a Managing Director, Corporate Finance, for Lehman Brothers Inc. (formerly Shearson Lehman Hutton) from 1986 to 1990. He served as Vice President and Chief Financial Officer with AmeriServ Food Company from 1990 to 1991. He served as Senior Vice President, Corporate Development for Albert Fisher, Inc. from 1991 to 1992. Mr. Shower joined the Company as Senior Vice President and Chief Financial Officer in March 1992. He was named to his present position in December 1993.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

                                                                 COMMON STOCK
                                                            BENEFICIALLY OWNED(1)
                                                      ----------------------------------
                                                       NUMBER                   PERCENT
                                                      OF SHARES                 OF CLASS
                                                      ---------                 --------
        NONEMPLOYEE DIRECTORS:
          J. Evans Attwell..........................     32,400(2)                   *
          Peter J. Fluor............................     20,398(2)(3)                *
          William R. Grant..........................      4,000(2)                   *
          Dean P. Guerin............................      6,400(2)                   *
          Richard M. Morrow.........................      8,400(2)                   *
          Dee S. Osborne............................     49,200(2)                   *
          Sam F. Segnar.............................      3,800(2)                   *
          George M. Sullivan........................      3,400(2)                   *
        EXECUTIVE OFFICERS:
          Barry J. Galt.............................    624,545(2)(4)(5)(6)        1.7%
          John W. Elias.............................     17,779(2)(4)(5)(6)          *
          Robert W. Shower..........................     60,628(2)(4)(5)(6)          *
          Richard F. Barnes.........................     59,020(2)(6)                *
          Thomas P. McConn..........................     84,726(2)(4)(5)(6)          *
        DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP
          (17 PERSONS)..............................  1,106,680(7)                 3.0%

---------------
 *  Less than 1%.

(1) Unless otherwise indicated, beneficial owners have sole voting and investment power with respect to the shares listed. Amounts shown are as of March 20, 1995, except for amounts held by the trustee of the Company's Thrift Plan and Employee Stock Ownership Plan, which are as of December 31, 1994.

(2) Includes 654,553 shares that the nonemployee directors and the above named executive officers have a right to purchase within 60 days pursuant to stock options ("Options") granted under the Company's stock option plans as follows: each nonemployee director -- 2,400, Mr. Galt -- 450,000, Mr.
    Elias -- 13,333, Mr. Shower -- 54,000, Mr. Barnes -- 47,020 and Mr.
    McConn -- 71,000. Prior to exercising these Options, the officers will have no voting or investment power with respect to said shares.

(3) Includes 4,000 shares held by certain trusts with respect to which Mr. Fluor is the sole trustee but for which he disclaims any beneficial ownership.

(4) Includes 21,913 shares held by the trustee of the Company's Thrift Plan for which the above named executive officers have sole voting power and no investment power. Shares held are as follows: Mr. Galt -- 12,580, Mr.
    Elias -- 561, Mr. Shower -- 1,893 and Mr. McConn -- 6,879.

(5) Includes 13,432 shares held by the trustee of the Company's Employee Stock Ownership Plan for which the above named executive officers have sole voting power and no investment power. Shares held are as follows: Mr.
    Galt -- 5,965, Mr. Elias -- 885, Mr. Shower -- 1,735 and Mr.
    McConn -- 4,847.

(6) Includes 16,000 shares of Restricted Stock held by the Company for which the above named executive officers have sole voting power and no investment power. Shares held are as follows: Mr. Galt -- 6,000, Mr. Elias -- 3,000, Mr. Shower -- 3,000, Mr. Barnes -- 2,000 and Mr. McConn -- 2,000.

(7) Includes 67,369 shares held for directors and executive officers as a group in the Company's Thrift Plan and Employee Stock Ownership Plan for which such persons have sole voting power and no investment power. Also, includes 736,753 shares for directors and executive officers as a group that said persons have the right to purchase within 60 days pursuant to Options granted under the Company's stock option plans. Prior to exercising these Options, said persons will have no voting or investment power with respect to said shares.

DIRECTORS' MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors held fourteen meetings during 1994. Each director attended at least 75% of the aggregate total meetings of the Board of Directors and any committee on which such director served.

     The Company has the following standing committees:

          Audit Committee. The Audit Committee, which currently consists of Messrs. Grant, Guerin, Morrow and Segnar, met three times during 1994. Its principal functions are to confirm the existence of effective accounting and internal control systems and to oversee the entire audit function, both independent and internal.

        Compensation Committee. The Compensation Committee, which currently consists of Messrs. Fluor, Osborne and Segnar, met six times during 1994. Mr. John B. Brock served as a Committee member during 1994 until October 1, 1994 when he resigned as a director. Mr. Segnar was elected a Committee member on October 4, 1994 to fill the vacancy created by Mr. Brock's resignation. The Committee's principal functions are to study, advise and consult with the Company's management respecting the compensation of officers and other key employees of the Company. Members of the Compensation Committee are not eligible to participate in any of the plans or programs they administer.

          Executive Committee. The Executive Committee, which currently consists of Messrs. Attwell, Galt, Osborne and Segnar, met one time during 1994. Its principal function is to aid and assist the Company's management in the day-to-day operation of the Company. Mr. Brock served as a Committee member during 1994 until October 1, 1994 when he resigned.

          Nominating Committee. The Nominating Committee, which currently consists of Messrs. Attwell, Grant, Morrow and Sullivan, met four times during 1994. Its principal function is to make proposals to the full Board of Directors for candidates to be nominated by the Board to fill vacancies or for new directorship positions, if any, which may be created from time to time. The Nominating Committee will consider suggestions from any source, particularly shareholders, regarding possible candidates for director. With respect to the procedures that must be followed in order for nominations from shareholders to be considered, see "Shareholder Proposals and Director Nominations."

COMPENSATION OF DIRECTORS

     Effective June 1, 1994, the annual director's fee was increased from $20,000 per year to $24,000 per year for each director of the Company who is not a full-time employee. Each nonemployee director receives $1,000 for each meeting of the Board of Directors attended. Also, effective June 1, 1994, the Audit, Executive, Compensation and Nominating Committee fees were increased from $750 to $1,000 for each committee meeting attended. A nonemployee director who attends a meeting of a committee of which he is not a member is entitled to an attendance fee of $1,000. Each nonemployee director who serves as a committee chairman receives an additional $1,000 per year.

     Stock Options. The Company has a Nonemployee Directors Stock Option Plan (the "Directors Option Plan") which was approved at the 1993 Annual Meeting of Shareholders (the "1993 Annual Meeting"). The Company utilizes stock options to reward and retain highly qualified independent directors, and to allow them to develop a sense of proprietorship and personal involvement in the development and financial success of the Company.

     The Directors Option Plan provides for the grant of options to acquire Common Stock to each director who is not and never has been an employee of the Company (an "Eligible Director"). On the date of any Annual Meeting of Shareholders prior to the termination of the Directors Option Plan, each Eligible Director who is continuing in office will automatically receive an option to purchase an additional 6,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. In addition, each Eligible Director who is elected or appointed to the Board of Directors for the first time will receive on the date of such director's election or appointment an option to purchase 6,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. All outstanding options have terms of ten years and vest 20% per year over the initial five years of their terms.

     Deferred Fee Plan. The Company has an Outside Directors Deferred Fee Plan (the "Deferred Fee Plan"), a non-qualified plan, which was amended and restated effective May 1, 1991. The Deferred Fee Plan requires the automatic deferral of one-half of the annual retainer fee for all directors who are not employees of the Company ("Outside Directors"). In addition, Outside Directors may elect to defer all or a portion of their remaining directors' fees under the Deferred Fee Plan. Amounts automatically deferred under the Deferred Fee Plan are credited based upon "phantom stock" units, which have the same value as Common Stock, which increase or decrease in value to the full extent of any increase or decrease in the value of Common Stock and which receive credit for any cash or stock dividends paid with respect to Common Stock. With respect to fees deferred by Outside Directors prior to January 1, 1991, or fees deferred in excess of the one-half automatic deferral, Outside Directors are permitted to make quarterly elections regarding the method of income crediting for these deferrals, which may be credited either based upon "phantom stock" units or with interest equivalents based upon the prime rate of interest as published in The Wall Street Journal on the last day of the quarter, plus a bonus rate of interest of up to 2% depending on the number of years the Outside Director has served on the Board. All "phantom stock" units credited to Outside Directors' accounts must remain so credited until distribution or, if distribution is to be in a form other than lump sum, the effective date of a final income crediting election made after Board of Directors membership has ceased. Subject to certain restrictions, Outside Directors may elect the timing and mode of their distributions from the Deferred Fee Plan, except on the occurrence of events such as death, plan termination or change of control. Distributions under the Deferred Fee Plan can be made only in cash. Benefits under the Deferred Fee Plan constitute unfunded, unsecured obligations of the Company. As of March 20, 1995, all Outside Directors were participants in the Deferred Fee Plan.

     The following table sets forth Common Stock "phantom stock" units credited to each participant's account during 1994 and total units credited as of March 20, 1995:

                                                                   PHANTOM STOCK UNITS
                                                                         CREDITED
                                                               ----------------------------
                                                               IN FISCAL         AS OF
                                                                 1994        MARCH 20, 1995
                                                               ---------     --------------
        J. Evans Attwell.....................................    1,861           26,225
        Peter J. Fluor.......................................    1,908           23,413
        William R. Grant.....................................    1,741           17,589
        Dean P. Guerin.......................................    1,811           18,843
        Richard M. Morrow....................................    1,671            5,123
        Dee S. Osborne.......................................    1,824           22,414
        Sam F. Segnar........................................      442            2,174
        George M. Sullivan...................................    1,281            3,378

CERTAIN TRANSACTIONS

     The Company's Thrift Plan invests in three different mutual funds (the "Fidelity Funds") affiliated with FMR Corp. (a beneficial owner of more than 5% of the outstanding Common Stock; see "Principal Shareholders"). However, the amount of money invested in those Fidelity Funds depends upon elections made by the Company's employee participants in the Thrift Plan. The Company believes that the Thrift Plan invests on the same basis in terms of rates and fees as are offered generally to similar employee investment vehicles. As of January 31, 1995, the aggregate amount of funds invested by the Thrift Plan in these funds was $10.6 million.

     During 1994, the Company retained the law firm of Vinson & Elkins L.L.P., of which Mr. Attwell is an attorney, to perform various legal services for the Company. Vinson & Elkins L.L.P. has been retained to perform similar services in 1995.

     During 1994, the Company retained the law firm of Moyers, Martin, Santee, Imel & Tetrick ("Moyers, Martin"), of Tulsa, Oklahoma, with respect to matters of Oklahoma law. Moyers, Martin has been retained to perform similar services with respect to matters of Oklahoma law in 1995. Mr. D. Stanley Tacker, Mr. Galt's son-in-law, is a partner in Moyers, Martin. Mr. Galt is Chairman, President and Chief Executive Officer of the Company.

                             EXECUTIVE COMPENSATION

     The following table sets forth annual and long-term compensation for services in all capacities to the Company for the fiscal years ended December 31, 1992, 1993 and 1994, of those persons who were, at December 31, 1994, the Chief Executive Officer and the other four most highly compensated executive officers of the Company (the "Named Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                              LONG-TERM
                                                                                            COMPENSATION
                                                                                            -------------
                                                                                               AWARDS
                                                          ANNUAL COMPENSATION               -------------
                                                 --------------------------------------      SECURITIES
                                                                           OTHER ANNUAL      UNDERLYING      ALL OTHER
           NAME & PRINCIPAL                                     BONUS      COMPENSATION     OPTIONS/SARS    COMPENSATION
               POSITION                 YEAR     SALARY($)    ($)(1)(2)       ($)(3)          (SHS.)(4)        ($)(5)
--------------------------------------  ----     ---------    ----------   ------------     -------------   ------------
Barry J. Galt.........................  1994     $496,000      $      0      $      0          100,000        $ 71,892
  Chairman of the Board, President      1993     $465,000      $298,000      $      0          100,000        $ 58,252
  and Chief Executive Officer           1992     $440,000      $440,000      $      0          150,000        $ 75,913
John W. Elias.........................  1994(6)  $270,000                    $      0(7)        40,000        $ 41,072
  Executive Vice President              1993     $187,500      $      0      $110,431          100,000        $ 20,340
  and Chief Operating Officer                                  $ 80,000
Robert W. Shower......................  1994(8)  $234,000      $      0      $      0(9)        30,000        $ 36,715
  Executive Vice President              1993     $204,000      $ 86,000      $      0           30,000        $ 18,180
  and Chief Financial Officer           1992     $149,205      $ 95,730      $ 85,637           90,000        $ 23,951
Richard F. Barnes.....................  1994     $232,000      $      0      $      0           16,000        $ 10,846
  President, ENSTAR                     1993     $222,000      $ 17,500      $      0           16,000        $ 13,413
  Natural Gas Company                   1992     $210,000      $ 30,000      $      0           25,000        $ 13,800
Thomas P. McConn......................  1994     $222,000      $      0      $      0           24,000        $ 35,263
  President, Seagull                    1993     $204,000      $ 84,000      $      0           24,000        $ 18,180
  Energy E&P Inc.                       1992     $184,000      $107,560      $      0           40,000        $ 30,381

---------------
(1) As more fully described in the Compensation Committee Report on Executive Compensation, the Named Officers did not receive any bonuses under the Company's 1994 Executive Incentive Plan. In lieu thereof, the Named Officers received grants of restricted stock in the following respective share amounts: Mr. Galt -- 6,000; Mr. Elias -- 3,000; Mr. Shower -- 3,000; Mr. Barnes -- 2,000; and Mr. McConn -- 2,000.

(2) Amounts shown include cash compensation earned and received by the Named Officers as well as amounts earned but deferred under the Executive Incentive Plan for the respective fiscal years.

(3) No amounts are included for perquisites and personal benefits unless they exceed the lesser of $50,000 or 10% of annual salary and bonus.

(4) No grants of stock appreciation rights have been made.

(5) Amounts reported under "All Other Compensation" represent contributions by the Company to defined contribution plans.

(6) Mr. Elias joined the Company as an employee on March 8, 1993.

(7) Includes a one-time payment of $100,000 given at the time of Mr. Elias's employment in lieu of reimbursement for relocation expenses.

(8) Mr. Shower joined the Company as an employee on March 9, 1992.

(9) Includes a one-time payment of $75,000 given at the time of Mr. Shower's employment in lieu of reimbursement for relocation expenses.

COMPENSATION ARRANGEMENTS

     Employment Agreement. In December 1983, Mr. Galt entered into an employment agreement with the Company with an initial term of three years. Pursuant to the employment agreement, the term is automatically extended for an additional year on each anniversary of the agreement, unless terminated prior to such renewal by either Mr. Galt or the Company, so that the remaining term of the agreement has ranged from two to three years. If, however, the Company terminates Mr. Galt's employment because of gross negligence or willful misconduct in the performance of his duties, the employment agreement will terminate. Similarly, if Mr. Galt terminates his employment agreement voluntarily other than in connection with a "change of control" of the Company or other than because he is not re-elected to his current positions (including as a director) or is assigned materially inconsistent duties, the employment agreement will terminate. In connection with the execution of the executive severance agreements described below, Mr. Galt and the Company plan to enter into an agreement that, in addition to other matters yet to be determined, under the circumstances described below would result in a severance payment to Mr. Galt (in addition to any amounts required by the employment agreement) equal to 2.99 times Mr. Galt's targeted incentive bonus at the time of "change of control" or involuntary termination, whichever is greater. If the severance benefits under the agreement, in conjunction with any other amounts paid to Mr. Galt by the Company constitute a "parachute payment" within the meaning of section 280G of the Code, the amounts payable thereunder will either be reduced or paid in full, whichever produces the better net after-tax position for Mr. Galt.

     Mr. Galt's annual salary is subject to review and possible increase by the Compensation Committee on an annual basis. Mr. Galt had initially received a 4% salary increase from $496,000 to $516,000 for 1995. However, as described in the Compensation Committee's "Report on Executive Compensation," Mr. Galt voluntarily reduced his base annual rate of pay effective as of March 31, 1995 by 5% from $516,000 to $490,200, resulting in an effective annual salary of $496,650, which is substantially the same as last year.

     During the term of his employment, Mr. Galt will also receive the use of an automobile, various club memberships and certain other personal and business related benefits.

     Executive Severance Agreements. In March 1995, Messrs. Elias, Shower, Barnes and McConn entered into agreements with the Company (the "Agreements") that provide certain severance benefits in the event their employment is subject to an involuntary termination within two years following a change of control of the Company. The initial term of the Agreements is two years and the Company may extend the Agreements for successive two-year terms following the initial term; however, if a change of control occurs during the term of the Agreements, the Agreements cannot terminate until two years after the change of control. For purposes of the Agreements, an "involuntary termination" means a termination of employment that does not result from a resignation (other than a resignation following certain specified changes in circumstances, including a significant reduction of duties and a reduction in annual salary), a termination for cause, death, disability or retirement on or after attaining age sixty-five. A "change of control" occurs if (a)(1) the Company (i) is not the surviving entity in any merger, consolidation or other reorganization or (ii) is to be dissolved or liquidated, or (2) any person or entity acquires ownership or control of 20% or more of the outstanding shares of the Company's voting stock, and (b) in connection with such transaction, the persons who were directors of the Company cease to constitute a majority of the Board. The Agreements generally provide for (a) the payment of 2.99 times the sum of annual salary and targeted incentive bonus at the time of the change of control or the involuntary termination, whichever is greater, (b) the payment of the remaining portion of prior year's incentive bonuses and, if the involuntary termination occurs after an incentive bonus is earned but before it is paid, 2 times the objective portion of the incentive bonus, (c) the continuation of welfare benefit coverages at active employee cost for up to thirty-six months, and (d) outplacement services up to a maximum cost of $6,000. If the severance benefits under an Agreement, in conjunction with any other amounts paid to the applicable executive by the Company constitute a "parachute payment" within the meaning of section 280G of the Code, amounts payable under that Agreement will either be reduced or paid in full, whichever produces the better net after-tax position for the executive.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following is information with respect to the unexercised options to purchase Common Stock under the Company's stock option plans granted to the Named Officers and held by them at December 31, 1994.

                                                                    NUMBER OF               VALUE OF UNEXERCISED
                                                              SECURITIES UNDERLYING             IN-THE-MONEY
                               SHARES                       UNEXERCISED OPTIONS/SARS            OPTIONS/SARS
                             ACQUIRED ON                   AT DECEMBER 31, 1994(SHS.)     AT DECEMBER 31, 1994($)(1)
                              EXERCISE          VALUE      ---------------------------   ---------------------------
          NAME                 (SHS.)        REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-------------------------  ---------------   -----------   -----------   -------------   -----------   -------------
Barry J. Galt............            0                0      420,000        320,000      $ 3,914,250     $ 774,375
John W. Elias............            0                0        6,666        133,333      $         0     $       0
Robert W. Shower.........            0                0       36,000        114,000      $   258,750     $ 388,125
Richard F. Barnes........       10,000        $ 191,875       42,020         50,000      $   345,381     $ 120,563
Thomas P. McConn.........            0                0       63,000         78,000      $   474,812     $ 198,000

---------------

(1) Value based on the closing price on the NYSE Composite Tape for Common Stock on December 31, 1994 ($19.125 per share).

OPTION GRANTS

     The following is information with respect to grants of Options in fiscal 1994 pursuant to the Company's stock option plans to the Named Officers reflected in the Summary Compensation Table on page 7. No stock appreciation rights were granted under those plans in fiscal 1994.

                                                                                           POTENTIAL REALIZABLE
                                         INDIVIDUAL GRANTS                                   VALUE AT ASSUMED
                                         -----------------                                    ANNUAL RATE OF
                         NUMBER OF          % OF TOTAL                                          STOCK PRICE
                        SECURITIES         OPTIONS/SARS                                        APPRECIATION
                        UNDERLYING          GRANTED TO         EXERCISE                     FOR OPTION TERM(2)
                       OPTIONS/SARS        EMPLOYEES IN         OR BASE      EXPIRATION   -----------------------
       NAME          GRANTED (SHS.)(1)      FISCAL 1994      PRICE ($/SH.)      DATE          5%          10%
-------------------  -----------------   -----------------   -------------   ----------   ----------   ----------
Barry J. Galt......       100,000                17%            $ 25.50        6/1/2004   $1,603,681   $4,064,043
John W. Elias......        40,000                 7%            $ 25.50        6/1/2004   $  641,473   $1,625,617
Robert W. Shower...        30,000                 5%            $ 25.50        6/1/2004   $  481,104   $1,219,212
Richard F.
  Barnes...........        16,000                 3%            $ 25.50        6/1/2004   $  256,589   $  650,247
Thomas P. McConn...        24,000                 4%            $ 25.50        6/1/2004   $  384,884   $  975,370

---------------

(1) Options were granted to the Named Officers on June 1, 1994. The exercise price per share is equal to the closing price of Common Stock on the NYSE Composite Tape on the date of grant. Options granted vest incrementally in three years beginning three years from the date of grant and will not begin to become exercisable until June 1, 1997. The Compensation Committee has the authority to accelerate the vesting of outstanding Options including upon the occurrence of a "change of control".

(2) The dollar amounts under these columns represent the potential realizable value of each grant of Options assuming that the market price of Common Stock appreciates in value from the date of grant at the 5% and 10% annual rates of return prescribed by the Securities and Exchange Commission ("SEC"). These calculations are not intended to forecast possible future appreciation, if any, of the price of Common Stock.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's executive compensation program is designed to help the Company attract, motivate and retain the executive resources that the Company needs in order to maximize its return to shareholders. The fundamental philosophy is to relate the amount of compensation "at risk" for an executive directly to his or her contribution to the Company's success in achieving superior performance objectives. The Company's executive compensation program, as structured and implemented by the Compensation Committee (the "Committee"), consists of three main components: (1) base salary; (2) potential for an annual bonus based on overall Company performance as well as individual performance; and (3) the opportunity to earn long-term stock-based incentives that are intended to encourage the achievement of superior results over time and to align executive officer and shareholder interests. The compensation program is structured to provide senior management with a total compensation package that -- at expected levels of performance -- is competitive with those provided to executives who hold comparable positions or have similar qualifications in other organizations of the Company's size. The peer companies (the "Peer Group") named under the heading "Shareholder Return Performance Presentation" are the only group of companies specifically utilized by the Compensation Committee in evaluating executive compensation levels of the executive officers named in the Summary Compensation Table; however, the Committee receives advice regarding compensation levels from Towers Perrin, an outside compensation consultant, which utilizes a number of other sources, including information from other companies depending upon the job content of the executive officer whose salary is being reviewed.

     Base Salary Program. The Company's base salary program is designed to provide base salaries for senior management that are generally more conservative than those provided by other companies in the Peer Group. The base salaries for the Company's senior management group are generally targeted by the Committee to fall just below the 50th percentile for the Peer Group, although salaries for certain key managers may be above the 50th percentile. The Committee believes that the Company's ability to provide salaries that are competitive with market alternatives, which vary depending upon the nature and level of the position in question, is critical to attracting and maintaining talented senior managers. The Committee reviews information contained in proxy statements, special surveys and other sources and employs the services of Towers Perrin, outside compensation consultant, to analyze the competitive level of senior management compensation. Based upon this review, the Committee believes that the percentile target described above has been met.

     The Committee reviews and adjusts executive base salaries annually based on each individual employee's performance over time (assessed using discretion), general competitive market salary levels and the Company's market capitalization and cash flow generated from operations. No specific weight or emphasis is placed on any one of these factors.

     Under the terms of Mr. Galt's employment agreement with the Company, Mr. Galt's salary is subject to review by the Committee for possible increases each year. Mr. Galt's salary was increased by 6.7% for the year 1994 in order to bring Mr. Galt's salary closer in line with the market rate for his position and to recognize performance above targeted levels in the areas of growth in market capitalization, actual cash flow generated from operations measured against the Company's annual operating plan and progress toward achieving the Company's overall business strategy. No specific weight or emphasis was placed on any one of these factors in determining the amount of the salary increase.

     Because of difficult conditions in the gas and oil industry, primarily related to a significant downturn in the price of natural gas, the Company's financial performance and stock price performance fell below levels realized in recent years. Specifically, the Company had a decline in market capitalization and did not meet targeted actual cash flow generated from operations. In determining whether to increase Mr. Galt's base annual salary, no specific weight or emphasis was placed on any one of the factors described above. Mr. Galt had initially received a 4% salary increase from $496,000 to $516,000 for 1995. However, in keeping with the Company's philosophy of tying compensation to the Company's performance, Mr. Galt voluntarily reduced his base annual rate of pay effective as of March 31, 1995 by 5% from $516,000 to $490,200, resulting in an effective annual salary of $496,650, which is substantially the same as last year. The Committee believes that Mr. Galt's base salary for 1995 approximates the 50th percentile for the Peer Group. Effective March 31, 1995, car allowances for certain other executive officers were eliminated and their base salaries were adjusted in a manner that resulted in a reduction in the sum of these two compensation elements averaging approximately 3.3%.

     Short-Term Incentive Compensation. The impact of the Committee's linking compensation to performance can also be illustrated by the operation of the Company's Executive Incentive Plan for 1994. Under the Company's Executive Incentive Plan, the Committee grants annual cash incentive awards that are dependent upon the Company's achievement of previously established objectives for the fiscal year and an evaluation of each individual participant's contributions to those achievements. The Committee utilizes data obtained from an independent compensation consultant to determine the targeted annual incentive award levels for plan eligible positions. Such awards are targeted to fall around the 50th percentile for companies similar in size to the Company.

     Annual incentive award targets are expressed as a percentage of total salary earned during a given year ranging from 10% to 50%, but can increase to a maximum of two times the targeted percentage or decrease to zero for any year, based upon the achievement of predetermined Company (objective) and individual (subjective) performance goals.

     One-half of each eligible employee's annual incentive award for 1994, the objective portion, was based on the Company's actual pre-tax cash flow generated from operations measured against the Company's annual operating plan. Under the terms of the Executive Incentive Plan, because the Company's actual pre-tax cash flow from operations was 77% of the amount targeted in the Company's operating plan, participants in the Executive Incentive Plan received none of the targeted amount for the objective half of the award.

     The remaining half of the award is the subjective portion. Of this amount, the Committee has adopted a policy that one-half of this amount (25% of an individual's target bonus) will be based upon the performance of the Common Stock for the preceding fiscal year compared to the performance of the common stock of the Peer Group. The remaining half of the subjective portion is based upon the individual employee's contribution to the Company's annual success in his or her area of responsibility, measured by both quantitative and qualitative factors. No specific formula is utilized for weighing individual performance. Because of the performance of the Common Stock compared to the stock of the Peer Group during 1994, no participants in the Executive Incentive Plan received any awards based upon this factor. As for individual performance, the remaining 25% of the target award under the plan, the cash awards averaged 76% of the targeted amount for the component and 38% of the maximum amount that could have been awarded for the component. The awards were intended to recognize certain individual achievements and operating performance improvements, assessed using discretion.

     In order to encourage retention of key personnel, annual incentive awards generally are paid out over a period expiring approximately three years after the beginning of the annual evaluation period for the award in question.

     It is also important to note that six executive officers -- the Chief Executive Officer, each of the other Named Officers and one other executive officer -- received no cash bonuses for 1994. In lieu thereof, the Committee recommended to the Board of Directors that an aggregate of 18,000 shares of restricted stock be granted to these executive officers. By issuing restricted stock instead of cash bonuses, the Company avoided having to fund cash bonuses and also further tied another element of the compensation of these executive officers to the future performance of the Common Stock. The restricted shares are subject to transfer and forfeiture restrictions that lapse 100% on the third anniversary of the March 17, 1995 date of grant. The restrictions also lapse upon certain other specified events, including involuntary termination following a "change of control" of the Company, as defined in the applicable restricted stock agreements.

     As noted above, Mr. Galt did not receive a cash bonus for 1994. In lieu thereof, he received a grant of 6,000 restricted shares of Common Stock. The size of this award was based upon the Committee's recognition of Mr. Galt's work in guiding the Company through a difficult period in its industry and positioning the Company for the coming year. Again, Mr. Galt received no award for either the objective portion of the Executive Incentive Plan or the half of the subjective portion attributable to Common Stock performance.

     Long-Term Incentive Compensation. The Company currently grants long-term incentive compensation in the form of stock options. The Committee emphasizes incentive compensation in the form of stock options because they tend to align the interests of employees and shareholders by rewarding performance that increases shareholder values. Option holders will only recognize value when the stock price increases over the exercise price established on the date of grant. The Committee does not utilize the number of options or shares held by any individual as a factor to limit option grants to that individual in subsequent years.

     The Committee establishes the overall level of stock options by considering the stock option grant levels of companies included in the Peer Group. Stock option awards by the Company are targeted by the Committee to fall at the 75th percentile or above among the Peer Group. The Committee bases individual option grants on individual performance (assessed using discretion) and level of responsibility of the optionee.

     All outstanding options have terms of ten years. Because the Committee believes that it is important to emphasize the long-term nature of this incentive program, the Committee adopted a policy in May 1993 generally providing that all options granted after that date would vest 40% on the third anniversary of the date of grant, and an additional 20% would become exercisable in each of the next three years. All options have been granted at 100% of the market value of the Common Stock on the date of grant. The exercise price is payable in cash, shares of Common Stock, or any combination thereof.

     On June 1, 1994, the Committee granted non-qualified stock options to purchase an aggregate of 100,000 shares of Common Stock to Mr. Galt for an exercise price of $25.50 per share. The options were granted at 100% of fair market value on the date of grant. The option grant was based on a competitive number of options for chief executive officers in the Peer Group granted to the chief executive officers of the companies in the Peer Group based on an analysis of information available for fiscal 1993 given the Company's philosophy of providing stock option awards at or above the 75th percentile. The options will not produce gain for Mr. Galt unless the Company's share price rises over the exercise price established on the date of grant and therefore emphasize pay-for-performance in the form of enhanced shareholder value.

     The Committee periodically reviews the Company's executive compensation package to ensure that the Company provides an appropriate mix of base salary and short-term and long-term compensation opportunities that are competitive with market alternatives.

     Section 162(m). The Internal Revenue Service ("IRS") has issued proposed regulations implementing Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") relating to the limitation of the deductibility for federal income tax purposes of certain executive compensation in excess of $1 million annually. Section 162(m) is applicable to such compensation that would otherwise be deductible in years beginning on or after January 1, 1994. The Committee has been advised that, pursuant to the transition rules contained in these regulations, Section 162(m) does not apply to written binding contracts existing on February 17, 1993 that are not materially modified or to certain performance-based plans. The transition rules also provide that plans approved before December 20, 1993 pursuant to Rule 16b-3 under the Exchange Act will be treated as performance-based until the earliest of (i) the expiration or material modification of the plan, (ii) the issuance of all stock under the plan and (iii) the first shareholders meeting to elect directors occurring after December 31, 1996. Accordingly, the Company's existing stock option plans would be treated as performance-based plans under the transition rules and the gain from exercised stock options would be treated as performance-based compensation, which is excludable from the $1 million limitation. During 1995, no executive of the Company is expected to receive compensation in excess of $1 million unless a significant number of vested stock options are exercised. The Seagull Energy Corporation 1995 Omnibus Stock Plan will be submitted to the Company's shareholders at the Annual Meeting and, if approved by the shareholders, will satisfy the requirements of Section 162(m).

                                          Compensation Committee
                                          Peter J. Fluor, Chairman
                                          Dee S. Osborne
                                          Sam F. Segnar

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

     The performance graph shown below was prepared by Towers Perrin (benefits consultants retained by the Company) using data from the Standard and Poor's Compustat Database for use in this Proxy Statement. As required by applicable rules of the SEC, the graph was prepared based upon the following assumptions:

          1. $100 was invested in Common Stock, the S&P 500 and the Peer Group (as defined below) on December 31, 1989.

          2. Peer Group investment is weighted based on the market capitalization of each individual company within the Peer Group at the beginning of each year.

          3. Dividends are reinvested on the ex-dividend dates.

     The companies that comprise the Company's Peer Group are as follows:
Anadarko Petroleum Corporation, Apache Corporation, Burlington Resources, Inc., Cabot Oil & Gas Corporation, Devon Energy Corporation, Enron Oil & Gas Company, Equitable Resources, Inc., The Louisiana Land & Exploration Company, Maxus Energy Corporation, Mesa Inc., Mitchell Energy & Development Corp., Murphy Oil Corporation, Noble Affiliates, Inc., Oryx Energy Company, Parker & Parsley Petroleum Company, Plains Petroleum Company, Pogo Producing Company, Santa Fe Energy Resources, Inc., Southwestern Energy Company and Union Texas Petroleum Holdings, Inc.

                           SEAGULL ENERGY CORPORATION

                           COMPARATIVE TOTAL RETURNS
                          DECEMBER 1989-DECEMBER 1994
                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
   AMONG SEAGULL ENERGY CORPORATION, S&P 500 INDEX AND A COMPOSITE PEER GROUP

                             [PERFORMANCE GRAPH]

                                  12/31/89    12/31/90    12/31/91    12/31/92    12/31/93    12/31/94
                                  --------------------------------------------------------------------
   Seagull Energy Corporation      $  100      $  132      $  109      $  137      $  223      $  168
   S&P 500 Index                   $  100      $   97      $  126      $  136      $  150      $  152
   Peer Group                      $  100      $   83      $   75      $   87      $  103      $   92

EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN

     The Company has an Executive Supplemental Retirement Plan (the "Retirement Plan") in which Barry J. Galt is the only current participant. The Retirement Plan was established to provide supplemental retirement benefits for those employees who are designated by the Board of Directors as participants and who complete the required period of employment with the Company. Benefits under the Retirement Plan constitute unfunded, unsecured obligations of the Company. The Retirement Plan provides a benefit for the surviving spouse of a participant who dies before retirement with a vested benefit.

     Subject to specified vesting requirements, a participant is entitled to receive commencing upon termination of his or her employment by the Company or upon his or her normal retirement date, whichever is later, a pension equal to the applicable percentage of average monthly compensation less 50% of his or her social security benefit. Compensation covered by the Retirement Plan includes base salary only. Mr. Galt is fully vested under the Retirement Plan.

     For Mr. Galt, the applicable percentage is 50% and his average monthly base compensation (which does not include bonuses) is determined based on his last three consecutive calendar years of employment with the Company. Based on Mr. Galt's current effective annual salary for 1995 of $496,650, the estimated annual benefit for Mr. Galt, assuming retirement at age 65, is $265,248 with such payment continuing to the survivor for life upon the death of either Mr. Galt or his spouse.

ENSTAR NATURAL GAS COMPANY SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     Richard F. Barnes is the only Named Officer eligible to participate in the ENSTAR Natural Gas Company Supplemental Executive Retirement Plan (the "ENSTAR SERP").

     On November 7, 1994, the Board of Directors adopted the ENSTAR SERP to restore retirement benefits lost by certain employees under certain ENSTAR Natural Gas Company qualified plans, including the ENSTAR Retirement Plan, as a result of the $150,000 compensation limitation of Section 401(a)(17) of the Code. Eligible employees become participants of the ENSTAR SERP upon designation by the Compensation Committee. Benefits under the ENSTAR SERP constitute unfunded, unsecured obligations of the Company. Subject to specified vesting requirements, a participant in the ENSTAR SERP (or his beneficiary or beneficiaries) is entitled to receive a lump sum benefit upon termination of employment. Mr. Barnes is fully vested in his benefit under the ENSTAR SERP.

     The ENSTAR SERP provides a supplemental retirement benefit equal to the excess, if any, of the present value of the benefit that would have been payable under the ENSTAR Retirement Plan if such participant's average monthly compensation was based on his "Plan Compensation" (without regard to the $150,000 compensation limitation), over the present value of the benefit actually payable under the ENSTAR Retirement Plan. "Plan Compensation" is defined as 5/6ths of the sum of a participant's annual base salary as of January 1 of each year and any cash bonus paid during the year. Each present value is determined based on Pension Benefit Guaranty Corporation interest rates in effect at the time of the participant's termination of employment.

     Based on Mr. Barnes' current compensation level of $270,400, the estimated supplemental retirement benefit for Mr. Barnes, assuming retirement at age 65 and an interest rate of 6%, is a lump sum payment of $146,400.

ENSTAR NATURAL GAS COMPANY RETIREMENT PLAN

     Richard F. Barnes is the only Named Officer eligible to participate in the ENSTAR Natural Gas Company Retirement Plan (the "ENSTAR Retirement Plan").

     The salaried employees of ENSTAR Natural Gas Company, a division of the Company, are eligible to participate in the ENSTAR Retirement Plan. Under the non-contributory plan, a participant who retires at or after the age of 65 with four years of plan participation is eligible for a monthly retirement benefit equal to 2% of a participant's average monthly compensation multiplied by his or her years of benefit service not to exceed ten full years, added to an amount equal to 1% of the participant's average monthly compensation multiplied by his or her years of benefit service exceeding ten full years. Benefits under the ENSTAR Retirement Plan are not subject to reduction because of Social Security benefits but are reduced by benefits payable under another defined benefit plan to the extent that there is a duplication of benefits for the same period of service.

     The ENSTAR Retirement Plan provides that a participant's benefit will be determined pursuant to the above formula as of the date of termination of employment, but also provides that such benefit will be at least equal to the participant's accrued benefit as of December 31, 1988 and December 31, 1993.

     A participant (or his or her beneficiary) may also be entitled to the foregoing benefit under the ENSTAR Retirement Plan if the participant terminates employment by reason of early retirement (i.e., after the participant has attained the age of 55 and completed five years of vesting service), by reason of total and permanent disability, by reason of death or if the participant terminates employment after the participant has attained a "vested percentage" in his or her ENSTAR Retirement Plan benefit based on his or her years of vesting service under the following schedule:

                                    YEARS OF                                      VESTED
                                    SERVICE                                     PERCENTAGE
    ------------------------------------------------------------------------    ----------
    Less than 5.............................................................          0%
    5 or more...............................................................        100%

     The following table shows estimated annual benefits payable upon normal retirement at age 65 based on certain salary assumptions and years of service.

                              PENSION PLAN TABLE*

                                                          YEARS OF SERVICE
                RANGE OF               -------------------------------------------------------
              COMPENSATION               15          20          25          30          35
    ---------------------------------  -------     -------     -------     -------     -------
    $ 50,000.........................  $12,500     $15,000     $17,500     $20,000     $22,500
    $ 75,000.........................  $18,750     $22,500     $26,250     $30,000     $33,750
    $100,000.........................  $25,000     $30,000     $35,000     $40,000     $45,000
    $125,000.........................  $31,250     $37,500     $43,750     $50,000     $56,250
    $150,000.........................  $37,500     $45,000     $52,500     $60,000     $67,500

---------------
* For purposes of determining the benefits shown above, plan compensation for all years of service has been limited to $150,000 in accordance with the limits on qualified plan compensation under Section 401(a)(17) of the Code, without regard to any future adjustments for changes in the cost of living. Benefits accrued prior to January 1, 1994 with respect to plan compensation in excess of $150,000 have been disregarded.

     The following table sets forth the estimated annual benefits payable under normal retirement at age 65, assuming current remuneration levels and participation until normal retirement at age 65, with respect to Mr. Barnes under the provisions of the ENSTAR Retirement Plan.

                                   ESTIMATED                                                         ESTIMATED
                      CURRENT      CREDITED                                                        ANNUAL BENEFIT
                      CREDITED     YEARS OF                               CURRENT COMPENSATION        PAYABLE
      RANGE OF        YEARS OF      SERVICE      CURRENT COMPENSATION      ADJUSTED FOR PLAN            UPON
    COMPENSATION      SERVICE      AT AGE 65       COVERED BY PLANS       COMPENSATION LIMITS        RETIREMENT
--------------------  --------     ---------     --------------------     --------------------     --------------
Richard F. Barnes...   22            36                $270,400                 $150,000              $ 79,500*

---------------
* This benefit assumes the current limit on plan compensation, $150,000 will remain at $150,000 (with no inflationary adjustments). Mr. Barnes' service from 1967 through 1980 has been recognized under this plan and another retirement plan. Accordingly, his benefit under the ENSTAR Retirement Plan formula has been reduced by $7,896 per year, which is his accrued benefit under the other plan.

                             PROPOSAL TO ADOPT THE
               SEAGULL ENERGY CORPORATION 1995 OMNIBUS STOCK PLAN

     There will be presented at the Annual Meeting a proposal to approve the Company's 1995 Omnibus Stock Plan (the "1995 Stock Plan"), a copy of which is attached as Exhibit A. The Board adopted the 1995 Stock Plan on March 17, 1995, and directed that it be submitted for shareholder approval. The Board believes that by providing key employees with an opportunity to acquire a proprietary interest in the Company and additional incentive and reward opportunities based on the profitable growth of the Company, the 1995 Stock Plan will give employees a stronger incentive to work for the continued success of the Company. The Board also believes that the 1995 Stock Plan will aid the Company in attracting and retaining outstanding personnel. The principal features of the 1995 Stock Plan are described below; provided, however, that the following summary is qualified in its entirety by reference to the complete text of Exhibit A.

GENERAL

     The 1995 Stock Plan provides for the granting of options (either incentive stock options within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), or options that do not constitute incentive stock options ("nonqualified stock options")), restricted stock awards, stock appreciation rights, long-term incentive awards, and phantom stock awards, or any combination thereof (see "Types of Awards" below). The 1995 Stock Plan covers an aggregate of 1,200,000 shares of Common Stock (subject to certain adjustments in the event of stock dividends, stock splits and certain other events ("adjustments")). No more than 250,000 shares of Common Stock, subject to adjustments, may be issued pursuant to grants made under the 1995 Stock Plan to any one employee in any one year. The limitation set forth in the preceding sentence will be applied in a manner that permits compensation generated in connection with the exercise of options, stock appreciation rights and, if determined by the Compensation Committee, restricted stock awards to constitute "performance-based" compensation for purposes of Section 162(m) of the Code. Further, no more than 200,000 shares of Common Stock, subject to adjustments, may be issued pursuant to restricted stock awards under the 1995 Stock Plan.

ADMINISTRATION

     The 1995 Stock Plan is administered by the Compensation Committee. The Compensation Committee has the power to determine which employees will receive an Award, the time or times when such Award will be made, the type of the Award and the number of shares of Common Stock to be issued under the Award or the value of the Award. Only persons who at the time of the grant are employees of the Company or of any subsidiary of the Company are eligible to receive grants under the 1995 Stock Plan. As of March 23, 1995, the Company and its subsidiaries had approximately 756 employees.

TYPES OF AWARDS

     Options. The 1995 Stock Plan provides for two types of options: incentive stock options and nonqualified stock options (see "Federal Tax Consequences" below). The Compensation Committee will designate the employees to receive the options, the number of shares subject to the options, and the terms and conditions of each option granted under the 1995 Stock Plan. The term of any option granted under the 1995 Stock Plan shall be determined by the Compensation Committee; provided, however, that the term of any incentive stock option cannot exceed ten years from the date of the grant and any incentive stock option granted to an employee who possesses more than 10% of the total combined voting power of all classes of stock of the Company or of its subsidiary within the meaning of Section 422(b)(6) of the Code must not be exercisable after the expiration of five years from the date of grant. The exercise price per share of Common Stock of options granted under the 1995 Stock Plan will be determined by the Compensation Committee; provided, however, that such exercise price cannot be less than the fair market value of a share of Common Stock on a date the option is granted (subject to adjustments). Further, the exercise price of any incentive stock option granted to an employee who possesses more than 10% of the total combined voting power of all classes of stock of the Company or of its subsidiary within the meaning of Section 422(b)(6) of the Code must be at least 110% of the fair market value of the share at the time such option is granted. The exercise price of options granted under the 1995 Stock Plan will be paid in full in a manner prescribed by the Compensation

Committee. On March 27, 1995, the closing price of Common Stock on the New York Stock Exchange was $18.875 per share.

     Restricted Stock Awards. Pursuant to a restricted stock award, shares of Common Stock will be issued or delivered to the employee at any time the award is made without any cash payment to the Company, except to the extent otherwise provided by the Compensation Committee or required by law; provided, however, that such shares will be subject to certain restrictions on the disposition thereof and certain obligations to forfeit such shares to the Company as may be determined in the discretion of the Compensation Committee. The restrictions on disposition and forfeiture obligations may lapse based upon (a) the Company's attainment of specific performance targets established by the Committee that are based on (1) the price of a share of Common Stock, (2) the Company's earnings per share, (3) the Company's revenue, (4) the revenue of a business unit of the Company designated by the Committee, (5) the return on shareholders' equity achieved by the Company, or (6) the Company's pre-tax cash flow from operations;
(b) the number of years the grantee remains an employee of the Company, or (c) a combination of both factors. The Company retains custody of the shares of Common Stock issued pursuant to a restricted stock award until the disposition and forfeiture obligations lapse. An employee may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of such shares until the expiration of the restriction period. However, upon the issuance to the employee of shares of Common Stock pursuant to a restricted stock award, except for the foregoing restrictions, such employee will have all the rights of a shareholder of the Company with respect to such shares, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares.

     Stock Appreciation Rights. A stock appreciation right permits the holder thereof to receive an amount (in cash, Common Stock, or a combination thereof) equal to the number of stock appreciation rights exercised by the holder multiplied by the excess of the fair market value of Common Stock on the exercise date over the stock appreciation rights' exercise price. Stock appreciation rights may or may not be granted in connection with the grant of an option and no stock appreciation right may be exercised earlier than six months from the date of grant. A stock appreciation right may be exercised in whole or in such installments and at such times as determined by the Compensation Committee.

     Long-Term Incentive and Phantom Stock Awards. The 1995 Stock Plan permits grants of long-term incentive awards ("performance awards") and phantom stock awards, which may be paid in cash, Common Stock, or a combination thereof as determined by the Compensation Committee. Performance awards granted under the 1995 Stock Plan will have a maximum value established by the Compensation Committee at the time of the grant. A grantee's receipt of such amount will be contingent upon satisfaction by the Company, or any subsidiary, division or department thereof, of future performance conditions established by the Compensation Committee prior to the beginning of the performance period. Such performance awards, however, shall be subject to later revisions as the Compensation Committee shall deem appropriate to reflect significant, unforeseen events or changes. A performance award will terminate if the grantee's employment with the Company terminates during the applicable performance period. Phantom stock awards granted under the 1995 Stock Plan are awards of Common Stock or rights to receive amounts equal to share appreciation over a specific period of time. Such awards vest over a period of time or upon the occurrence of a specific event(s) (including, without limitation, a change of control) established by the Compensation Committee, without payment of any amounts by the holder thereof (except to the extent required by law) or satisfaction of any performance criteria or objectives. A phantom stock award will terminate if the grantee's employment with the Company terminates during the applicable vesting period or, if applicable, upon the occurrence of a specific event(s), except as otherwise provided by the Compensation Committee at the time of grant. In determining the value of performance awards or phantom stock awards, the Compensation Committee will take into account the employee's responsibility level, performance and potential, and other such consideration as it deems appropriate. Such payment may be made in a lump sum or in installments as prescribed by the Compensation Committee. Any payment made in Common Stock will be based upon the fair market value of the Common Stock on the payment date.

     Grants. As of the date of this Proxy Statement, the Company has not made any grants of options (neither incentive stock options nor nonqualified stock options), restricted stock awards, stock appreciation rights, long-term incentive awards, or phantom stock awards under the 1995 Stock Plan.

AMENDMENT AND TERMINATION

     The Board may amend or terminate the 1995 Stock Plan at any time, except that it may not make any change to a previously granted option that would impair the employee's rights without the employee's consent and it must obtain shareholder approval for any amendment which would increase the total number of shares reserved for issuance (subject to adjustments), modify eligibility requirements, change the minimum option price or plan term, or materially increase the benefits accruing to employees. The 1995 Stock Plan is effective upon the date adopted by the Board, provided the 1995 Stock Plan is timely approved by the shareholders of the Company, and will remain in effect until all awards granted under the 1995 Stock Plan have been satisfied or expired, unless earlier terminated; provided, however, that no options or awards may be granted under the 1995 Stock Plan after the expiration of ten years from the adoption date by the Board.

FEDERAL INCOME TAX CONSEQUENCES

     Incentive Stock Options. Options that constitute incentive stock options within the meaning of Section 422(b) of the Code are subject to special federal income tax treatment. An employee who has been granted an incentive stock option will not realize taxable income at the time of the grant or exercise of such option, and the Company will not be entitled to a deduction at either such time, if the employee makes no disposition of shares acquired pursuant to such incentive stock option (a) within two years from the option's date of the grant or (b) within one year after exercising such option (collectively, the "Holding Periods"). However, the employee must include the difference between the exercise price and the fair market value of the Common Stock on the date of exercise in alternative minimum taxable income. If the employee exercises an incentive stock option and disposes of the stock in the same year and the amount realized is less than the fair market value on the exercise date, only the difference between the amount realized and the adjusted basis of the stock will be included in alternative minimum taxable income. Upon disposition of the shares of Common Stock received upon exercise of an incentive stock option after the Holding Periods, the difference between the amount realized and the exercise price should constitute a long-term capital gain or loss. Under such circumstances, however, the Company will not be entitled to any deduction for federal income tax purposes.

     If an employee disposes of shares acquired pursuant to the exercise of an incentive stock option prior to the end of the Holding Periods, the disposition would be treated as a disqualifying disposition. The employee will be treated as having received, at the time of disposition, compensation taxable as ordinary income equal to the excess of the fair market value of the shares at the time of exercise (or in the case of a sale in which a loss would be recognized, the amount realized on the sale, if less) over the exercise price and any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as a short-term or long-term capital gain, depending on the holding period of the shares of Common Stock. In the event of a disqualifying disposition, the Company may claim a deduction for compensation paid at the same time and in the same amount as taxable compensation is treated as received by the employee. However, the Company will not be entitled to any deduction in connection with any loss to the employee or a portion of any gain that is taxable to the employee as short-term or long-term capital gain.

     Nonqualified Stock Options. Nonqualified stock options (options that are not incentive stock options within the meaning of Section 422(b) of the Code) will not qualify for special federal income tax treatment. As a general rule, no federal income tax is imposed on the employee upon the grant of a nonqualified stock option and the Company is not entitled to a tax deduction by reason of such grant. Upon exercise of a nonqualified stock option, the employee will realize ordinary income in an amount measured by the excess, if any, of the fair market value of the shares on the date of exercise over the option exercise price, with the Company entitled to a corresponding deduction, provided that the Company withholds federal income tax with respect to such amount. Ordinary income realized upon the exercise of a nonqualified stock option is not an adjustment for alternative minimum tax purposes. In the case of an option holder subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subject to certain exceptions, ordinary income will be recognized by the employee (and a deduction by the Company) upon the exercise of the nonqualified stock option if the exercise occurs more than six months after the date of grant of the nonqualified stock option. Upon a subsequent disposition of such shares, the employee will realize a short-term or long-term capital gain or loss to the extent of any intervening appreciation or depreciation. However, the Company will not be entitled to any further deduction at that time.

     Restricted Stock Awards. An employee who has been granted a restricted stock award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time, assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes. Upon lapse of the disposition restrictions (as shares become vested) the holder will realize ordinary income in an amount equal to the fair market value of the shares at such time, with the Company entitled to a corresponding deduction. Dividends paid to the holder during the restriction period will also be compensation income to the employee and deductible as such by the Company. The holder of a restricted stock award may elect to be taxed at the time of grant of the restricted stock award on the fair market value of the shares, in which case (a) the Company will be entitled to a deduction at the same time and in the same amount, (b) dividends paid to him during the restriction period will be taxable as dividends to the holder and not deductible by the Company, and (c) there will be no further federal income tax consequences when the restrictions lapse.

     Stock Appreciation Rights. An employee who has been granted a stock appreciation right will not realize taxable income at the time of the grant, and the Company will not be entitled to a deduction at that time. However, shares or cash delivered upon exercise of a stock appreciation right will be taxable as ordinary income to the employee, with the Company entitled to a corresponding deduction when the performance award or phantom stock is paid. Ordinary income realized on such an exercise is not an adjustment for alternative minimum tax purposes. In the case of a holder subject to Section 16(b) of the Exchange Act who receives shares, subject to certain exceptions, ordinary income will be recognized by the employee (and a deduction by the Company) upon the exercise of the stock appreciation right if the exercise occurs more than six months after the date of grant of the stock appreciation right.

     Long-Term Incentive and Phantom Stock Awards. An employee who has been granted a long-term incentive award ("performance award") or a phantom stock award generally will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. Whether a performance award or a phantom stock award is paid in cash or shares of Common Stock, the employee will have taxable compensation and the Company will have a corresponding deduction. The measure of such income and deduction will be the fair market value of the shares either at the time the performance award or phantom stock award is paid or at the time any restrictions (including restrictions under Section 16(b) of the Exchange Act) subsequently lapse, depending on the nature, if any, of the restrictions imposed on the shares and whether the employee elects to be taxed without regard to any such restrictions. Any dividend equivalents paid with respect to a performance award or phantom stock award prior to the actual issuance of shares under the award will be compensation income to the employee and deductible as such by the Company.

     Withholding. The Company has the right to deduct from any or all awards any taxes required by law to be withheld and to require any payments necessary to enable it to satisfy its withholding obligations.

REQUIRED VOTE AND BOARD RECOMMENDATION

     The affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting in person or by proxy and entitled to vote is required for approval of the 1995 Stock Plan. Under Texas law, an abstention would have the same legal effect as a vote against this proposal, but a broker non-vote would not be counted for purposes of determining whether a majority had been achieved.

     Shareholder approval of the 1995 Stock Plan is required for listing of the shares for trading on the New York Stock Exchange and as a condition to the effectiveness of the 1995 Stock Plan. In addition, approval of the 1995 Stock Plan it required so that certain transactions under the 1995 Stock Plan qualify for the applicable exemptions pursuant to Rule 16b-3 under the Exchange Act. Rule 16b-3 provides an exemption from the operation of the "short-swing profit" recovery provisions of Section 16(b) of the Exchange Act with respect to acquisitions of stock options, transactions relating to certain stock appreciation rights, restricted stock awards, and the use of already owned shares as payment for the exercise price of stock options.

Shareholder approval is also required so that certain awards under the 1995 Stock Plan will qualify as performance-based compensation under Section 162(m) of the Code.

     The Board believes that such approval is essential to enable the Company to continue to attract and retain key employees in an extremely competitive industry.

     The Board of Directors recommends voting "For" the 1995 Stock Plan.

                             PRINCIPAL SHAREHOLDERS

     To the knowledge of the management of the Company and based upon filings with the Securities and Exchange Commission (the "SEC"), the only persons who may be deemed to own beneficially more than 5% of the outstanding Common Stock (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), as of March 20, 1995, are named in the following table:

                       NAME AND ADDRESS
                     OF BENEFICIAL OWNER                    NUMBER OF SHARES     PERCENT OF CLASS
    ------------------------------------------------------  ----------------     ----------------
    The Equitable Companies Incorporated(1)...............      2,721,800               7.4%
    787 Seventh Avenue
    New York, NY 10019
    FMR Corp.(2)..........................................      2,129,574               5.8%
    82 Devonshire Street
    Boston, MA 02109
    Wellington Management Company(3)......................      1,952,690               5.3%
    75 State Street
    Boston, MA 02109

---------------

(1) According to information furnished by The Equitable Companies Incorporated and its subsidiaries (collectively, the "Equitable Entities"), the Equitable Entities beneficially own, in the aggregate, 2,721,800 shares of Common Stock. The voting power and dispositive power by or on behalf of the Equity Entities are as follows: The Equitable Life Assurance Society of the United States and Alliance Capital Management L.P. have sole voting power with respect to 150,000 shares and 2,295,900 shares, respectively; shared voting power to vote with respect to 52,000 shares and no shares, respectively; and sole dispositive power with respect to 202,000 shares and 2,519,800 shares, respectively.

(2) According to information furnished by FMR Corp., 2,129,574 shares of Common Stock are beneficially owned by Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. Beneficial ownership by Fidelity arises as a result of its acting as investment adviser to the Fidelity Funds (the "Funds"), an investment company registered under Section 8 of the Investment Company Act of 1940.

    Edward C. Johnson 3d, Chairman of FMR Corp., through his control of Fidelity and the Funds, has sole power to dispose of the 2,129,574 shares owned by the Funds. Neither FMR Corp. nor Mr. Johnson, has the sole power to vote or direct the voting of the shares owned directly by the Funds, which power resides with the Funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Boards of Trustees.

    Edward C. Johnson 3d and Abigail P. Johnson each own 24.9% of the outstanding voting common stock of FMR Corp. Various family members and trusts for the benefit of the Johnson family members own FMR Corp. voting common stock. These Johnson family members through their ownership of voting common stock and the execution of a family shareholders' voting agreement, form a controlling group with respect to FMR Corp.

(3) According to Wellington Management Company's ("WMC") Schedule 13G for the year ended December 31, 1994, WMC in its capacity as investment adviser, may be deemed the beneficial owner of 1,952,690 shares of Common Stock which are owned by numerous investment counseling clients, none of which is known to have such interest with respect to more than five percent of the class. WMC has shared voting power as to 1,429,290 shares and shared dispositive power as to 1,952,690 shares.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed the firm of KPMG Peat Marwick LLP, which has served as independent auditors of the Company since 1981, as independent auditors of the Company for the fiscal year ending December 31, 1995, and recommends ratification by the shareholders of such appointment. Such ratification requires the affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Under Texas law, an abstention would have the same legal effect as a vote against this proposal, but a broker non-vote would not be counted for purposes of determining whether a majority has been achieved. The persons named in the accompanying proxy intend to vote for ratification of such appointment unless instructed otherwise on the proxy. The Board of Directors recommends a vote "FOR" this proposal.

     In the event the appointment is not ratified, the Board of Directors will consider the appointment of other independent auditors. The Board of Directors may terminate the appointment of KPMG Peat Marwick LLP as the Company's independent auditors without the approval of the shareholders of the Company whenever the Board of Directors deems such termination necessary or appropriate. A representative of KPMG Peat Marwick LLP is expected to attend the Annual Meeting and will have the opportunity to make a statement, if such representative desires to do so, and will be available to respond to appropriate questions.

                 SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

     Shareholders may propose matters to be presented at shareholders' meetings and may also nominate persons to be directors. Formal procedures have been established for those proposals and nominations.

PROPOSALS FOR 1996 ANNUAL MEETING

     Pursuant to various rules promulgated by the SEC, any proposals of holders of Common Stock intended to be presented to the annual meeting of shareholders of the Company to be held in 1996 must be received by the Company, addressed to Sylvia Sanchez, Corporate Secretary, 1001 Fannin, Suite 1700, Houston, Texas 77002, no later than December 1, 1995, to be included in the Company proxy statement and form of proxy relating to that meeting. With respect to business to be brought before the Annual Meeting, the Company has not received any notices from its shareholders.

     In addition to the SEC rules described in the preceding paragraph, the Company's bylaws provide that for business to be properly brought before the Company's annual meetings of shareholders beginning with the 1996 Annual Meeting of Shareholders, it must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors,
(b) otherwise brought before the meeting by or at the direction of the Board of Directors or (c) otherwise properly brought before the meeting by a shareholder of the Company who is a shareholder of record at the time of giving of notice hereinafter provided for, who shall be entitled to vote at such meeting and who complies with the following notice procedures. In addition to any other applicable requirements, for business to be brought before an annual meeting by a shareholder of the Company, the shareholder must have given timely notice in writing of the business to be brought before an annual meeting of shareholders of the Company to the Secretary of the Company. To be timely, a shareholder's notice must be delivered to or mailed and received at the Company's principal executive offices, 1001 Fannin, Suite 1700, Houston, Texas 77002, on or before December 31, 1995. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Company's books, of the shareholder proposing such business, (iii) the acquisition date, the class and the number of shares of Common Stock which are owned beneficially by the shareholder, (iv) any material interest of the shareholder in such business and (v) a representation that the shareholder intends to appear in person or by proxy at the meeting to bring the proposed business before the meeting. Notwithstanding the foregoing bylaw provisions, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in the foregoing bylaw provisions. Notwithstanding anything in the Company's bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures outlined above.

NOMINATIONS FOR 1996 ANNUAL MEETING AND FOR ANY SPECIAL MEETINGS

     Only persons who are nominated in accordance with the following procedures will be eligible for election as directors. Nominations of persons for election to the Company's Board of Directors may be made at a meeting of shareholders (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Company who is a shareholder of record at the time of giving of notice hereinafter provided for, who shall be entitled to vote for the election of directors at the meeting and who complies with the following notice procedures. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a shareholder's notice shall be delivered to or mailed and received at the Company's principal executive offices, 1001 Fannin, Suite 1700, Houston, Texas 77002 (i) with respect to an election to be held at the annual meeting of shareholders of the Company, or before December 31, 1995, and (ii) with respect to an election to be held at a special meeting of shareholders of the Company for the election of Directors, not later than the close of business on the 10th day following the date on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever first occurs. Such shareholder's notice to the Secretary shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to the person that is required to be disclosed in solicitations for proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Exchange Act (including the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected); and (b) as to the shareholder giving the notice, (i) the name and address, as they appear on the Company's books, of such shareholder, and (ii) the class and number of shares of capital stock of the Company which are beneficially owned by the shareholder. In the event a person is validly designated as a nominee to the Board and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the shareholder who proposed such nominee, as the case may be, may designate a substitute nominee. Notwithstanding the foregoing bylaw provisions, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in the foregoing bylaw provisions.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters that are to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons named in the proxy.

                                          By Order of the Board of Directors,

                                          /s/ Sylvia Sanchez
                                          _____________________________________
                                          Sylvia Sanchez
                                          Secretary
March 31, 1995

                                                                       EXHIBIT A

                           SEAGULL ENERGY CORPORATION

                            1995 OMNIBUS STOCK PLAN

                                  I.  PURPOSE

     The purpose of the SEAGULL ENERGY CORPORATION 1995 OMNIBUS STOCK PLAN (the "PLAN") is to provide a means through which SEAGULL ENERGY CORPORATION, a Texas corporation (the "COMPANY"), and its subsidiaries may attract able persons to enter the employ of the Company and to provide a means whereby those key employees upon whom the responsibilities of the successful administration and management of the Company rest, and whose present and potential contributions to the welfare of the Company are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company and their desire to remain in its employ. A further purpose of the Plan is to provide such key employees with additional incentive and reward opportunities designed to enhance the profitable growth of the Company. Accordingly, the Plan provides for granting Incentive Stock Options, options which do not constitute Incentive Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Long-Term Incentive Awards, Phantom Stock Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular employee as provided herein.

                                II.  DEFINITIONS

     The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:

     (a) "Award" means, individually or collectively, any Option, Restricted Stock Award, Phantom Stock Award, Long-Term Incentive Award or Stock Appreciation Right.

     (b) "Board" means the Board of Directors of the Company.

     (c) "Change of Control" means the occurrence of any of the following events: (i) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company), (ii) the Company sells, leases or exchanges all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of the Company),
(iii) the Company is to be dissolved and liquidated, (iv) any person or entity, including a "GROUP" as contemplated by Section 13(d)(3) of the 1934 Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 40% of the outstanding shares of the Company's voting stock (based upon voting power), or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board.

     (d) "Change of Control Value" shall mean (i) the per share price offered to shareholders of the Company in any such merger, consolidation, reorganization, sale of assets or dissolution transaction, (ii) the price per share offered to shareholders of the Company in any tender offer or exchange offer whereby a Change of Control takes place, or (iii) if such Change of Control occurs other than pursuant to a tender or exchange offer, the Fair Market Value per share of the shares into which Awards are exercisable, as determined by the Committee. In the event that the consideration offered to shareholders of the Company consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

     (e) "Code" means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to any section and any regulations under such section.

     (f) "Committee" means the Compensation Committee of the Board which shall be (i) constituted so as to permit the Plan to comply with Rule 16b-3 and (ii) constituted solely of "outside directors," within the meaning of section 162(m) of the Code and applicable interpretive authority thereunder.

     (g) "Company" means Seagull Energy Corporation.

     (h) "Director" means an individual elected to the Board by the shareholders of the Company or by the Board under applicable corporate law who is serving on the Board on the date the Plan is adopted by the Board or is elected to the Board after such date.

     (i) An "employee" means any person (including an officer or a Director) in an employment relationship with the Company or any parent or subsidiary corporation (as defined in section 424 of the Code).

     (j) "1934 Act" means the Securities Exchange Act of 1934, as amended.

     (k) "Fair Market Value" means, as of any specified date, the reported closing price of the Stock on the New York Stock Exchange Composite Tape on that date, or if no closing price is reported on that date, on the last preceding date on which such closing price of the Stock is so reported. In the event Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

     (l) "Holder" means an employee who has been granted an Award.

     (m) "Incentive Stock Option" means an incentive stock option within the meaning of section 422(b) of the Code.

     (n) "Long-Term Incentive Award" means an Award granted under Paragraph X of the Plan.

     (o) "Long-Term Incentive Award Agreement" means a written agreement between the Company and a Holder with respect to a Long-Term Incentive Award.

     (p) "Option" means an Award granted under Paragraph VII of the Plan and includes both Incentive Stock Options to purchase Stock and Options which do not constitute Incentive Stock Options to purchase Stock.

     (q) "Option Agreement" means a written agreement between the Company and a Holder with respect to an Option.

     (r) "Phantom Stock Award" means an Award granted under Paragraph XI of the Plan.

     (s) "Phantom Stock Award Agreement" means a written agreement between the Company and a Holder with respect to a Phantom Stock Award.

     (t) "Plan" means the Seagull Energy Corporation 1995 Omnibus Stock Plan, as amended from time to time.

     (u) "Restricted Stock Agreement" means a written agreement between the Company and a Holder with respect to a Restricted Stock Award.

     (v) "Restricted Stock Award" means an Award granted under Paragraph IX of the Plan.

     (w) "Rule 16b-3" means SEC Rule 16b-3 promulgated under the 1934 Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a similar function.

     (x) "Spread" means, in the case of a Stock Appreciation Right, an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date such right is exercised over the exercise price of such Stock Appreciation Right.

     (y) "Stock" means the common stock of the Company.

     (z) "Stock Appreciation Right" means an Award granted under Paragraph VIII of the Plan.

     (aa) "Stock Appreciation Rights Agreement" means a written agreement between the Company and a Holder with respect to an Award of Stock Appreciation Rights.

                 III.  EFFECTIVE DATE AND DURATION OF THE PLAN

     The Plan shall be effective upon the date of its adoption by the Board, provided the Plan is approved by the shareholders of the Company within twelve months thereafter and on or prior to the date of the first annual meeting of shareholders of the Company held subsequent to the acquisition of an equity security by a Holder hereunder for which exemption is claimed under Rule 16b-3. No further Awards may be granted under the Plan after the expiration of ten years from the date of its adoption by the Board. The Plan shall remain in effect until all Awards granted under the Plan have been satisfied or expired.

                              IV.  ADMINISTRATION

     (a) Committee.  The Plan shall be administered by the Committee.

     (b) Powers. Subject to the provisions of the Plan, the Committee shall have sole authority, in its discretion, to determine which employees shall receive an Award, the time or times when such Award shall be made, whether an Incentive Stock Option, nonqualified Option or Stock Appreciation Right shall be granted, the number of shares of Stock which may be issued under each Option, Stock Appreciation Right or Restricted Stock Award, and the value of each Long-Term Incentive Award and Phantom Stock Award. In making such determinations the Committee may take into account the nature of the services rendered by the respective employees, their present and potential contribution to the Company's success and such other factors as the Committee in its discretion shall deem relevant.

     (c) Additional Powers. The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, the Committee is authorized to construe the Plan and the respective agreements executed thereunder, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the Plan, and to determine the terms, restrictions and provisions of each Award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in any agreement relating to an Award in the manner and to the extent it shall deem expedient to carry it into effect. The determinations of the Committee on the matters referred to in this Article IV shall be conclusive.

                V.  GRANT OF OPTIONS, STOCK APPRECIATION RIGHTS,
                            RESTRICTED STOCK AWARDS,
                           LONG-TERM INCENTIVE AWARDS
                           AND PHANTOM STOCK AWARDS;
                           SHARES SUBJECT TO THE PLAN

     (a) Stock Grant and Award Limits. The Committee may from time to time grant Awards to one or more employees determined by it to be eligible for participation in the Plan in accordance with the provisions of Paragraph VI. Subject to Paragraph XII, the aggregate number of shares of Stock that may be issued under the Plan shall not exceed 1,200,000 shares. Shares shall be deemed to have been issued under the Plan only (i) to the extent actually issued and delivered pursuant to an Award, or (ii) to the extent an Award granted under Paragraph VII, VIII, IX or XI is settled in cash. To the extent that an Award lapses or the rights of its Holder terminate, any shares of Stock subject to such Award shall again be available for the grant of an Award. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Option which does not constitute an Incentive Stock Option. Notwithstanding any provision in the Plan to the contrary, the maximum number of shares of Stock that may be subject to Awards granted to any one employee during any calendar year is 250,000 shares of Stock (subject to adjustment in the same manner as provided in Paragraph XII with respect to shares of Stock subject to Awards then outstanding). The limitation set forth in the preceding sentence shall be applied in a manner which will permit compensation generated in connection with the exercise of Options and Stock Appreciation Rights and, if determined by the Committee, Restricted Stock Awards to constitute "performance-based" compensation for purposes of section 162(m) of the Code, including, without limitation, counting against such maximum number of shares, to the extent required under section 162(m) of the Code and applicable interpretive authority thereunder, any shares subject to Options, Stock Appreciation Rights and, if applicable, Restricted Stock Awards, that are cancelled or repriced. Further, notwithstanding any provision of the Plan to the contrary, the maximum number of shares of Stock that may be granted as Restricted Stock Awards under Paragraph IX during the term of the Plan is 200,000 shares of Stock (subject to adjustment in the same manner as provided in Paragraph XII with respect to shares of Stock subject to Awards then outstanding).

     (b) Stock Offered. The stock to be offered pursuant to the grant of an Award may be authorized but unissued Stock or Stock previously issued and outstanding and reacquired by the Company.

                                VI.  ELIGIBILITY

     Awards may be granted only to persons who, at the time of grant, are key employees. Awards may not be granted to any Director who is not an employee. An Award may be granted on more than one occasion to the same person, and, subject to the limitations set forth in the Plan, such Award may include an Incentive Stock Option or an Option which is not an Incentive Stock Option, a Stock Appreciation Right, a Restricted Stock Award, a Long-Term Incentive Award, a Phantom Stock Award or any combination thereof.

                              VII.  STOCK OPTIONS

     (a) Option Period. The term of each Option shall be as specified by the Committee at the date of grant.

     (b) Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times as determined by the Committee.

     (c) Special Limitations on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Stock with respect to which Incentive Stock Options granted after 1986 are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such Incentive Stock Options shall be treated as options which do not constitute Incentive Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of an optionee's Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the optionee of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the Fair Market Value of the Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant.

     (d) Option Agreement. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, without limitation, provisions to qualify an Incentive Stock Option under section 422 of the Code. An Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of shares of Stock (plus cash if necessary) having a Fair Market Value equal to such option price. Each Option Agreement shall provide that the Option may not be exercised earlier than six months from the date of grant and shall specify the effect of termination of employment on the exercisability of the Option. Moreover, an Option Agreement may provide for a "cashless exercise" of the Option by establishing procedures whereby the Holder, by a properly-executed written notice, directs (i) an immediate market sale or margin loan respecting all or a part of the shares of Stock to which he is entitled upon exercise pursuant to an extension of credit by the Company to the Holder of the option price, (ii) the delivery of the shares of Stock from the Company directly to a brokerage firm and (iii) the delivery of the option price from sale or margin loan proceeds from the brokerage firm directly to the Company. Such Option Agreement may also include, without limitation, provisions relating to (i) subject to the provisions hereof accelerating such vesting on a Change of Control, vesting of Options, (ii) tax matters (including provisions (y) permitting the delivery of additional shares of Stock or the withholding of shares of Stock from those acquired upon exercise to satisfy federal or state income tax withholding requirements and (z) dealing with any other applicable employee wage withholding requirements), and (iii) any other matters not inconsistent with the terms and provisions of this Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Option Agreements need not be identical.

     (e) Option Price and Payment. The price at which a share of Stock may be purchased upon exercise of an Option shall be determined by the Committee, but such purchase price (i) shall not be less than the Fair Market Value of a share of Stock on the date such Option is granted, and (ii) shall be subject to adjustment as provided in Paragraph XII. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company. The purchase price of the Option or portion thereof shall be paid in full in the manner prescribed by the Committee.

     (f) Shareholder Rights and Privileges. The Holder shall be entitled to all the privileges and rights of a shareholder only with respect to such shares of Stock as have been purchased under the Option and for which certificates of stock have been registered in the Holder's name.

     (g) Options and Rights in Substitution for Stock Options Granted by Other Corporations. Options and Stock Appreciation Rights may be granted under the Plan from time to time in substitution for stock options held by individuals employed by corporations who become employees as a result of a merger or consolidation of the employing corporation with the Company or any subsidiary, or the acquisition by the Company or a subsidiary of the assets of the employing corporation, or the acquisition by the Company or a subsidiary of stock of the employing corporation with the result that such employing corporation becomes a subsidiary.

                        VIII.  STOCK APPRECIATION RIGHTS

     (a) Stock Appreciation Rights. A Stock Appreciation Right is the right to receive an amount equal to the Spread with respect to a share of Stock upon the exercise of such Stock Appreciation Right. Stock Appreciation Rights may be granted in connection with the grant of an Option, in which case the Option Agreement will provide that exercise of Stock Appreciation Rights will result in the surrender of the right to purchase the shares under the Option as to which the Stock Appreciation Rights were exercised. Alternatively, Stock Appreciation Rights may be granted independently of Options in which case each Award of Stock Appreciation Rights shall be evidenced by a Stock Appreciation Rights Agreement which shall contain such terms and conditions as may be approved by the Committee. The terms and conditions of the respective Stock Appreciation Rights Agreements need not be identical. The Spread with respect to a Stock Appreciation Right may be payable either in cash, shares of Stock with a Fair Market Value equal to the Spread or in a combination of cash and shares of Stock. With respect to Stock Appreciation Rights that are subject to Section 16 of the 1934 Act, however, the Committee shall, except as provided in Paragraph XII(c), retain sole discretion (i) to determine the form in which payment of the Stock Appreciation Right will be made (i.e., cash, securities or any combination thereof) or (ii) to approve an election by a Holder to receive cash in full or partial settlement of Stock Appreciation Rights. Each Stock Appreciation Rights Agreement shall provide that the Stock Appreciation Rights may not be exercised earlier than six months from the date of grant and shall specify the effect of termination of employment on the exercisability of the Stock Appreciation Rights.

     (b) Exercise Price. The exercise price of each Stock Appreciation Right shall be determined by the Committee, but such exercise price (i) shall not be less than the Fair Market Value of a share of Stock on the date the Stock Appreciation Right is granted (or such greater exercise price as may be required if such Stock Appreciation Right is granted in connection with an Incentive Stock Option that must have an exercise price equal to 110% of the Fair Market Value of the Stock on the date of grant pursuant to Paragraph VII(c)), and (ii) shall be subject to adjustment as provided in Paragraph XII.

     (c) Exercise Period. The term of each Stock Appreciation Right shall be as specified by the Committee at the date of grant.

     (d) Limitations on Exercise of Stock Appreciation Right. A Stock Appreciation Right shall be exercisable in whole or in such installments and at such times as determined by the Committee.

                          IX.  RESTRICTED STOCK AWARDS

     (a) Forfeiture Restrictions To Be Established by the Committee. Shares of Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Holder and an obligation of the Holder to forfeit and surrender the shares to the Company under certain circumstances (the "Forfeiture Restrictions"). The Forfeiture Restrictions shall be determined by the Committee in its sole discretion, and the Committee may provide that the Forfeiture Restrictions shall lapse upon (i) the attainment of targets established by the Committee that are based on (1) the price of a share of Stock, (2) the Company's earnings per share, (4) the Company's revenue, (6) the revenue of a business unit of the Company designated by the Committee, (7) the return on stockholders' equity achieved by the Company, or (8) the Company's pre-tax cash flow from operations (ii) the Holder's continued employment with the Company for a specified period of time, or (iii) a combination of any two or more of the factors listed in clauses (i) and (ii) of this sentence. Each Restricted Stock Award may have different Forfeiture Restrictions, in the discretion of the Committee. The Forfeiture Restrictions applicable to a particular Restricted Stock Award shall not be changed except as permitted by Paragraph IX(b) or Paragraph XII.

     (b) Other Terms and Conditions. Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Holder of such Restricted Stock Award. The Holder shall have the right to receive dividends with respect to Stock subject to a Restricted Stock Award, to vote Stock subject thereto and to enjoy all other shareholder rights, except that (i) the Holder shall not be entitled to delivery of the stock certificate until the Forfeiture Restrictions shall have expired, (ii) the Company shall retain custody of the Stock until the Forfeiture Restrictions shall have expired, (iii) the Holder may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Stock until the Forfeiture Restrictions shall have expired, and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Agreement, shall cause a forfeiture of the Restricted Stock Award. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the termination of employment (by retirement, disability, death or otherwise) of a Holder prior to expiration of the Forfeiture Restrictions. Such additional terms, conditions or restrictions shall be set forth in a Restricted Stock Agreement made in conjunction with the Award. Such Restricted Stock Agreement may also include, without limitation, provisions relating to (i) subject to the provisions hereof accelerating vesting on a Change of Control, vesting of Awards, (ii) tax matters (including provisions (y) covering any applicable employee wage withholding requirements and (z) prohibiting an election by the Holder under section 83(b) of the Code), and (iii) any other matters not inconsistent with the terms and provisions of this Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Restricted Stock Agreements need not be identical.

     (c) Payment for Restricted Stock. The Committee shall determine the amount and form of any payment for Stock received pursuant to a Restricted Stock Award, provided that in the absence of such a determination, a Holder shall not be required to make any payment for Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

     (d) Agreements. At the time any Award is made under this Paragraph IX, the Company and the Holder shall enter into a Restricted Stock Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate. The terms and provisions of the respective Restricted Stock Agreements need not be identical.

                         X.  LONG-TERM INCENTIVE AWARDS

     (a) Performance Period. The Committee shall establish, with respect to and at the time of each Long-Term Incentive Award, a performance period over which the performance of the Holder shall be measured.

     (b) Long-Term Incentive Awards. Each Long-Term Incentive Award shall have a maximum value established by the Committee at the time of such Award.

     (c) Performance Measures. A Long-Term Incentive Award shall be awarded to an employee contingent upon future performance of the employee, the Company or any subsidiary, division or department thereof by or in which is he employed during the performance period. The Committee shall establish the performance measures applicable to such performance prior to the beginning of the performance period but subject to such later revisions as the Committee shall deem appropriate to reflect significant, unforeseen events or changes.

     (d) Awards Criteria. In determining the value of Long-Term Incentive Awards, the Committee shall take into account an employee's responsibility level, performance, potential, other Awards and such other considerations as it deems appropriate.

     (e) Payment. Following the end of the performance period, the Holder of a Long-Term Incentive Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Long-Term Incentive Award, based on the achievement of the performance measures for such performance period, as determined by the Committee. Payment of a Long-Term Incentive Award may be made in cash, Stock or a combination thereof, as determined by the Committee. Payment shall be made in a lump sum or in installments as prescribed by the Committee. Any payment to be made in Stock shall be based on the Fair Market Value of the Stock on the payment date. If a payment of cash is to be made on a deferred basis, the Committee shall establish whether interest shall be credited, the rate thereof and any other terms and conditions applicable thereto.

     (f) Termination of Employment. A Long-Term Incentive Award shall terminate if the Holder does not remain continuously in the employ of the Company at all times during the applicable performance period, except as may be determined by the Committee or as may otherwise be provided in the Award at the time granted.

     (g) Agreements. At the time any Award is made under this Paragraph X, the Company and the Holder shall enter into a Long-Term Incentive Award Agreement setting forth each of the matters contemplated hereby, and, in addition such matters as are set forth in Paragraph IX(b) as the Committee may determine to be appropriate. The terms and provisions of the respective agreements need not be identical.

                           XI.  PHANTOM STOCK AWARDS

     (a) Phantom Stock Awards. Phantom Stock Awards are rights to receive shares of Stock (or cash in an amount equal to the Fair Market Value thereof), or rights to receive an amount equal to any appreciation in the Fair Market Value of Stock (or portion thereof) over a specified period of time, which vest over a period of time or upon the occurrence of an event (including without limitation a Change of Control) as established by the Committee, without payment of any amounts by the Holder thereof (except to the extent otherwise required by law) or satisfaction of any performance criteria or objectives. Each Phantom Stock Award shall have a maximum value established by the Committee at the time of such Award.

     (b) Award Period. The Committee shall establish, with respect to and at the time of each Phantom Stock Award, a period over which or the event upon which the Award shall vest with respect to the Holder.

     (c) Awards Criteria. In determining the value of Phantom Stock Awards, the Committee shall take into account an employee's responsibility level, performance, potential, other Awards and such other considerations as it deems appropriate.

     (d) Payment. Following the end of the vesting period for a Phantom Stock Award, the Holder of a Phantom Stock Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Phantom Stock Award, based on the then vested value of the Award. Payment of a Phantom Stock

Award may be made in cash, Stock or a combination thereof as determine by the Committee. Payment shall be made in a lump sum or in installments as prescribed by the Committee in its sole discretion. Any payment to be made in Stock shall be based on the Fair Market Value of the Stock on the payment date. Cash dividend equivalents may be paid during or after the vesting period with respect to a Phantom Stock Award, as determined by the Committee. If a payment of cash is to be made on a deferred basis, the Committee shall establish whether interest shall be credited, the rate thereof and any other terms and conditions applicable thereto.

     (e) Termination of Employment. A Phantom Stock Award shall terminate if the Holder does not remain continuously in the employ of the Company at all times during the applicable vesting period, except as may be otherwise determined by the Committee or as set forth in the Award at the time of grant.

     (f) Agreements. At the time any Award is made under this Paragraph XI, the Company and the Holder shall enter into a Phantom Stock Award Agreement setting forth each of the matters contemplated hereby and, in addition such matters as are set forth in Paragraph IX(b) as the Committee may determine to be appropriate. The terms and provisions of the respective agreements need not be identical.

                    XII.  RECAPITALIZATION OR REORGANIZATION

     (a) The shares with respect to which Awards may be granted are shares of Stock as presently constituted, but if, and whenever, prior to the expiration of an Award theretofore granted, the Company shall effect a subdivision or consolidation of shares of Stock or the payment of a stock dividend on Stock without receipt of consideration by the Company, the number of shares of Stock with respect to which such Award may thereafter be exercised or satisfied, as applicable, (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased.

     (b) If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise or satisfaction, as applicable, of an Award theretofore granted the Holder shall be entitled to (or entitled to purchase, if applicable) under such Award, in lieu of the number of shares of Stock then covered by such Award, the number and class of shares of stock and securities to which the Holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Holder had been the holder of record of the number of shares of Stock then covered by such Award.

     (c) In the event of a Change of Control, outstanding Awards other than Options shall immediately vest and become exercisable or satisfiable, as applicable. The Committee, in its discretion, may determine that upon the occurrence of a Change of Control, each Award other than an Option outstanding hereunder shall terminate within a specified number of days after notice to the Holder, and such Holder shall receive, with respect to each share of Stock subject to such Award, cash in an amount equal to the excess, if any, of the Change of Control Value. Further, in the event of a Change of Control, the Committee, in its discretion shall act to effect one or more of the following alternatives with respect to outstanding Options, which may vary among individual Holders and which may vary among Options held by any individual
Holder: (1) accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Change of Control) fixed by the Committee, after which specified date all unexercised Options and all rights of Holders thereunder shall terminate, (2) require the mandatory surrender to the Company by selected Holders of some or all of the outstanding Options held by such Holders (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date, before or after such Change of Control, specified by the Committee, in which event the Committee shall thereupon cancel such Options and the Company shall pay to each Holder an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such Option over the exercise price(s) under such Options for such shares, (3) make such adjustments to Options then outstanding as the Committee deems appropriate to reflect such Change of Control (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Options then outstanding) or (4) provide that thereafter upon any exercise of an Option theretofore granted the

Holder shall be entitled to purchase under such Option, in lieu of the number of shares of Stock then covered by such Option the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the Holder would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets and dissolution if, immediately prior to such merger, consolidation or sale of assets and dissolution the Holder had been the holder of record of the number of shares of Stock then covered by such Option. The provisions contained in this paragraph shall be inapplicable to an Award granted within six (6) months before the occurrence of a Change of Control if the Holder of such Award is subject to the reporting requirements of Section 16(a) of the 1934 Act. The provisions contained in this paragraph shall not terminate any rights of the Holder to further payments pursuant to any other agreement with the Company following a Change of Control.

     (d) In the event of changes in the outstanding Stock by reason of recapitalization, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Paragraph XII, any outstanding Awards and any agreements evidencing such Awards shall be subject to adjustment by the Committee at its discretion as to the number and price of shares of Stock or other consideration subject to such Awards. In the event of any such change in the outstanding Stock, the aggregate number of shares available under the Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

     (e) The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act of proceeding.

     (f) Any adjustment provided for in Subparagraphs (a), (b), (c) or (d) above shall be subject to any required shareholder action.

     (g) Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares of obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the purchase price per share, if applicable.

                  XIII.  AMENDMENT AND TERMINATION OF THE PLAN

     The Board in its discretion may terminate the Plan at any time with respect to any shares for which Awards have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided that no change in any Award theretofore granted may be made which would impair the rights of the Holder without the consent of the Holder (unless such change is required in order to cause the benefits under the Plan to qualify as performance-based compensation within the meaning of section 162(m) of the Code and applicable interpretive authority thereunder), and provided, further, that the Board may not, without approval of the shareholders, amend the Plan:

          (a) to increase the maximum number of shares which may be issued on exercise or surrender of an Award, except as provided in Paragraph XII;

          (b) to change the Option price;

          (c) to change the class of employees eligible to receive Awards or materially increase the benefits accruing to employees under the Plan;

          (d) to extend the maximum period during which Awards may be granted under the Plan;

          (e) to modify materially the requirements as to eligibility for participation in the Plan; or

          (f) to decrease any authority granted to the Committee hereunder in contravention of Rule 16b-3.

                              XIV.  MISCELLANEOUS

     (a) No Right To An Award. Neither the adoption of the Plan by the Company nor any action of the Board or the Committee shall be deemed to give an employee any right to be granted an Award to purchase Stock, a right to a Stock Appreciation Right, a Restricted Stock Award, a Long-Term Incentive Award or a Phantom Stock Award or any of the rights hereunder except as may be evidenced by an Award or by an Option Agreement, Stock Appreciation Rights Agreement, Restricted Stock Agreement, Long-Term Incentive Award Agreement or Phantom Stock Award Agreement duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the payment of any Award.

     (b) No Employment Rights Conferred.  Nothing contained in the Plan shall
(i) confer upon any employee any right with respect to continuation of employment with the Company or any subsidiary or (ii) interfere in any way with the right of the Company or any subsidiary to terminate his or her employment at any time.

     (c) Other Laws; Withholding. The Company shall not be obligated to issue any Stock pursuant to any Award granted under the Plan at any time when the shares covered by such Award have not been registered under the Securities Act of 1933 and such other state and federal laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. No fractional shares of Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations.

     (d) No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any subsidiary from taking any corporate action which is deemed by the Company or such subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any subsidiary as a result of any such action.

     (e) Restrictions on Transfer. An Award shall not be transferable otherwise than by will or the laws of descent and distribution or pursuant to a "qualified domestic relations order" as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and shall be exercisable during the Holder's lifetime only by such Holder or the Holder's guardian or legal representative.

     (f) Rule 16b-3. It is intended that the Plan and any grant of an Award made to a person subject to Section 16 of the 1934 Act meet all of the requirements of Rule 16b-3. If any provision of the Plan or any such Award would disqualify the Plan or such Award under, or would otherwise not comply with, Rule 16b-3, such provision or Award shall be construed or deemed amended to conform to Rule 16b-3.

     (g) Section 162(m). It is intended that the Plan comply fully with and meet all the requirements of Section 162(m) of the Code so that Options and Stock Appreciation Rights granted hereunder and, if determined by the Committee, Restricted Stock Awards, shall constitute "performance-based" compensation within the meaning of such section. If any provision of the Plan would disqualify the Plan or would not otherwise permit the Plan to comply with
Section 162(m) as so intended, such provision shall be construed or deemed amended to conform to the requirements or provisions of Section 162(m); provided that no such construction or amendment shall have an adverse effect on the economic value to a Holder of any Award previously granted hereunder.

     (h) Governing Law. This Plan shall be construed in accordance with the laws of the State of Texas.

--------------------------------------------------------------------------------

                                      PROXY

                           SEAGULL ENERGY CORPORATION
                 ANNUAL MEETING OF SHAREHOLDERS -- MAY 15, 1995
                 PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS

          The undersigned hereby appoints Barry J. Galt and Robert W. Shower as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote as designated below, all the shares of Common Stock of Seagull Energy Corporation (the "Company"), held of record by the undersigned on March 20, 1995, at the Annual Meeting of Shareholders to be held May 15, 1995, or any adjournment(s) or postponement(s) thereof.

          The undersigned hereby revokes any proxy to vote said shares heretofore given. THE UNDERSIGNED ACKNOWLEDGES THAT THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER AND THAT IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND IN FAVOR OF PROPOSALS 2 AND 3.

          Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                                                             -----------
                                                             SEE REVERSE
                                                                 SIDE
                                                             -----------

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

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     I plan to attend the meeting (Please check if yes) / /

    This proxy may be revoked at any time prior to the voting of the proxy by the execution and submission of a revised proxy, by written notice to the Secretary of the Company or by voting in person at the meeting.

1. Election of four directors to serve until the 1998 Annual Meeting of Shareholders: Class III -- J. Evans Attwell, William R. Grant, Richard M. Morrow and Dee S. Osborne.

   / / For     / / Withhold Authority      / / -----------------------------
                                                   For all nominees except
                                                        as noted above

2. Proposal to approve the Seagull Energy Corporation 1995 Omnibus
   Stock Plan.

   For / /             Against / /              Abstain / /

3. Proposal to ratify the appointment by the Board of Directors of the firm of KPMG Peat Marwick as independent public auditors of the Company for the fiscal year ending December 31, 1995.

   For / /             Against / /              Abstain / /

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournment(s) thereof.

/ / Mark here for address change and note below

                   If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

                   Signature: _________________________ Date:____________, 1995

                   Signature: _________________________ Date:____________, 1995
                                   (If held jointly)

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